UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32113	33-0832424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue
Irvine, CA 92614
(Address of principal executive offices, including zip code)

(714) 430-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2014, the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) adopted the Resources Connection, Inc. 2014 Performance Incentive Plan (the “2014 Plan”), subject to stockholder approval of the 2014 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders approved the 2014 Plan at the 2014 annual meeting of stockholders held on October 23, 2014.

The following summary of the 2014 Plan is qualified in its entirety by reference to the text of the 2014 Plan, which is filed as Exhibit 10.22 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2014 Plan.  The Board has delegated general administrative authority for the 2014 Plan to the Compensation Committee of the Board.  The administrator of the 2014 Plan has broad authority under the 2014 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2014 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2014 Plan equals:  (1) 2,400,000, plus (2) the number of any shares subject to stock options (other than full-value awards) granted under the Resources Connection, Inc. 2004 Performance Incentive Plan or the Resources Connection, Inc. 1999 Long Term Incentive Plan (collectively, the “Prior Plans”) and outstanding as of September 3, 2014 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of shares subject to restricted stock, restricted stock unit or other full-value awards granted under the Prior Plans that are outstanding and unvested as of September 3, 2014 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.  For these purposes, shares subject to awards granted under the Prior Plans that are “full-value awards” (as described below) will be taken into account based on the full-value award ratio described below.

Shares issued in respect of any “full-value award” granted under the 2014 Plan will be counted against the share limit described in the preceding paragraph as 2.5 shares for every one share actually issued in connection with the award.  For example, if the Company granted 100 shares of Common Stock under the 2014 Plan, 250 shares would be charged against the share limit with respect to that award.  For this purpose, a “full-value award” means any award granted under the 2014 Plan other than a stock option or stock appreciation right with a per share exercise price or base price at least equal to the fair market value of a share of Common Stock at the time of grant of the award.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any reason are not paid or delivered under the 2014 Plan will again be available for subsequent awards under the 2014 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2014 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right award, will not be available for subsequent awards under the 2014 Plan; however shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2014 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the plan, will be available for subsequent awards under the 2014 Plan. Any shares related to full-value awards becoming available pursuant to the preceding sentence will be added back as the same number of shares as the shares underlying the related full-value award were counted against the share limit (e.g., if 10 shares are withheld by the Company to satisfy tax withholding obligations related to the vesting of 20 restricted shares that were charged against the share limit as two and a half shares for every one share actually issued, 25 shares would be added back to the 2014 Plan and be available for subsequent awards). To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2014 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2014 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 125 shares (after adjustment for the full-value award share counting ratio described above) shall be counted against the share limits of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2014 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2014 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07:	Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders of the Company was held on October 23, 2014.  Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors.  The stockholders elected the following three directors to hold office for a three-year term expiring at the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes

Robert F. Kistinger	33,046,827	356,648	2,983,908
Jolene Sarkis	32,795,851	607,624	2,983,908
Anne Shih	32,811,803	591,672	2,983,908

Approval of Resources Connection, Inc. 2014 Performance Incentive Plan.  The stockholders voted to approve the Resources Connection, Inc. 2014 Performance Incentive Plan.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
28,026,268	5,152,437	224,771	2,983,907

Approval of Amendment to Resources Connection, Inc. Employee Stock Purchase Plan.  The stockholders voted to approve an amendment to the Resources Connection, Inc. Employee Stock Purchase Plan to extend the term of the plan by eight years and to increase the number of shares available for issuance under the plan by 1,500,000 shares.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
32,265,571	800,567	337,337	2,983,908

Appointment of McGladrey LLP as Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
35,794,151	426,606	166,626	--

Advisory Vote on Named Executive Officer Compensation.  The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
32,796,954	407,124	199,397	2,983,908
Item 8.01:	Other Events.

On October 23, 2014, the Board of the Company declared a regular quarterly dividend of $0.08 per share on the Company’s common stock.  The dividend is payable on December 18, 2014, to shareholders of record at the close of business on November 20, 2014.  The Company’s Board will assess and approve future dividends quarterly.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description

Exhibit 10.22	Resources Connection, Inc. 2014 Performance Incentive Plan

Exhibit 99.1	Press Release entitled “Resources Global Professionals Announces Dividend Payment Date,” issued October 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

October 28, 2014	By:	/s/ Kate W. Duchene
		Name:	Kate W. Duchene
		Title:	Chief Legal Officer, Executive Vice
President of Human Resources & Secretary